Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-187033 on Form S-1 of our report dated March 3, 2013, relating to the financial statements of Trulia, Inc. appearing in the Prospectus, which is part of this Registration Statement, and our report dated March 3, 2013, relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
March 9, 2013